UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2004

Date of Report (date of earliest event reported)

SAGENT TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25315	94-3225290
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box BD

Los Altos, CA 94023

(Address, including zip code, of principal executive offices)

(650) 599-5846

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On March 29, 2004, Sagent Technology, Inc. (the “Registrant”) issued a press release announcing the initial distribution to its stockholders of record date of March 31, 2004 out of the proceeds of the sale of substantially all of its assets to Group 1 Software, Inc. and agreement to Final Terms of Tri-Party Settlement Agreement with Comparion, attached as Exhibit 99.1 to this report on Form 8-K, providing an update on the Registrant’s activities.

99.1	Press Release dated March 29, 2004

The information in this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT TECHNOLOGY, INC. a Delaware corporation

Dated: March 30, 2004	By:	/s/ Patricia Szoka
Patricia Szoka
Chief Accounting Officer